                                 SCHEDULE 14A
                                (RULE 14a-101)


                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

                 EXCHANGE ACT OF 1934 (AMENDMENT NO.        )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_] Preliminary Proxy Statement                             [_] Confidential, For Use of the Commission Only (as
                                                                permitted by Rule 14a-6(e)(2)
[_] Definitive Proxy Statement
[_] Definitive Additional Materials
[x] Soliciting Material Under Rule 14a-12S

                             PRIME RESPONSE, INC.
_______________________________________________________________________________
               (Name of Registrant as Specified in Its Charter)

________________________________________________________________________________
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
    [x] No fee required.
    [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
    (1) Title of each class of securities to which transaction applies:
________________________________________________________________________________
    (2) Aggregate number of securities to which transaction applies:
________________________________________________________________________________
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
    (4) Proposed maximum aggregate value of transaction:
________________________________________________________________________________
    (5) Total fee paid:
________________________________________________________________________________
    [_] Fee paid previously with preliminary materials:
________________________________________________________________________________

    [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:
________________________________________________________________________________
    (2) Form, Schedule or Registration Statement No.:
________________________________________________________________________________
    (3)  Filing Party:
________________________________________________________________________________
    (4)  Date Filed:
________________________________________________________________________________

NEWS RELEASE
--------------------------------------------------------------------------------


FOR FURTHER INFORMATION PLEASE CONTACT:

IR Contacts:
Mary Jefts, PrimeResponse
+1 617 234 6225
mjefts@primeresponse.com

PR Contact, U.S.:
Darren Horwitz, PrimeResponse
+1 415 371 0700
dhorwitz@primeresponse.com


        PRIME RESPONSE ANNOUNCES FOURTH QUARTER 2000 FINANCIAL RESULTS

          Also Signing of Definitive Merger Agreement with Chordiant Software, Inc. and Appointment of New Chief Executive Officer and Chief Financial Officer

CAMBRIDGE, MA --FEBRUARY 21, 2000 -- Prime Response, Inc. (NASDAQ, EASDAQ:
PRME), a leader in business to consumer relationship marketing, today announced revenue of $5.4 million for the fourth quarter ended December 31, 2000, compared with revenue of $7.5 million for the fourth quarter ended December 31, 1999. Software license revenue was $2.1 million for the fourth quarter ended December 31, 2000 compared to $4.9 million in last year's comparable quarter.

The net loss for the fourth quarter ended December 31, 2000, excluding non-cash charges for stock-based compensation, non-cash sales and marketing expense and preferred stock dividends was $7.9 million, or ($0.38) per share, compared with a net loss of $4.6 million, or ($0.58) per share, in the same period of 1999. Including the non-cash expenses identified above and preferred stock dividends, the net loss for fourth quarter 2000 was $8.5 million, or ($0.41) per share, compared with a net loss of $5.6 million, or ($0.73) per share, in the fourth quarter of 1999.

As a result of the impending merger with Chordiant Software, Inc., Peter Boni has tendered his resignation as Chief Executive Officer, President and Director of PrimeResponse and Fred Phillips has tendered his resignation as Chief Financial Officer. These resignations have been accepted by the Board of Directors of PrimeResponse. Effective immediately, Allen Swann, who has served as President, International, will become the Company's Chief Executive Officer and Mary Jefts, who has served as Vice President of Finance will become the Company's Chief Financial Officer.

During the fourth quarter PrimeResponse added such customers as Virgin Mobile, One2One, Advance Bank AG and Canadian Pacific Hotels and Resorts, Inc. Existing customers licensing additional PrimeResponse applications included Halifax plc, Norwich Union Life Services, Ltd. and Standard Life Assurance Company.



                                    -MORE-

                                                         PRIME RESPONSE/PAGE TWO


As previously announced in January, PrimeResponse is taking steps to streamline and restructure its operations in an effort to improve operating margins and reduce overall expenses.

On January 8, 2001, PrimeResponse and Chordiant announced the signing of a definitive merger agreement for Chordiant to acquire PrimeResponse in a stock transaction. The combined company will be called Chordiant Software, Inc. and its common stock will trade on the NASDAQ National Market under the ticker symbol CHRD. The transaction is expected to close early in the second quarter of 2001, subject to customary closing conditions, including stockholder and regulatory approvals.


ABOUT PRIMERESPONSE
PrimeResponse is publicly traded on NASDAQ and EASDAQ under the symbol PRME. PrimeResponse customers maximize their return on marketing investment using the Prime@Vantage/TM/ relationship marketing suite. This integrated solution helps marketers build closer relationships with each customer to increase their satisfaction, boost retention and grow lifetime value. With Prime@Vantage/TM/, marketers easily create, execute and refine sophisticated direct marketing initiatives that span traditional channels (direct mail, call centers and advertising) as well as the latest electronic channels (Web, e-mail and wireless).

Headquartered in Cambridge, MA, with offices around the globe, PrimeResponse works with many of the world's leading companies, including 1-800-flowers.com, Allianz, AXA, Banco Popolare di Novara, British Telecom, Chase Manhattan Bank, CIBC, CVS, Deutsche Bank, DLJdirect, E*TRADE, priceline.com, Principal Financial, Quick & Reilly - a unit of FleetBoston Financial Corp., The Royal Bank of Scotland and Wachovia. Alliances include Accenture (formerly known as Andersen Consulting), Business Objects, Chordiant, eBusiness Advantage, Fair, Isaac, HP, IBM, MarketSoft, MarketSwitch, McCann Relationship Marketing Worldwide, MindArrow, Mphasis-BFL, NetGenesis, Quadstone, Quaero, SPSS, Sun Microsystems and Viador. For more information, visit www.primeresponse.com.

                                      ###



"Safe Harbor" Statement Under the Private Securities Litigation Reform Act
--------------------------------------------------------------------------
With the exception of the historical information contained in this release, the matters described herein contain forward-looking statements, including but not limited to, statements that involve risk and uncertainties that may individually or mutually impact the matters herein, and cause actual results, events and performance to differ materially. These risk factors include, but are not limited to, results of future operations, technological difficulties, the results of future research, lack of product demand and market acceptance for current and future products, the effect of economic conditions, the impact of competitive products and pricing, and/or other factors outside the control of the company, which are detailed from time to time in the company's SEC reports. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.



PrimeResponse, Prime@Vantage Wireless, Prime@Vantage, Prime@Vantage.com and
                                       -------------
Marketing Mission Control are trademarks and/or registered trademarks of Prime Response, Inc. All other trademarks and registered trademarks are the properties of their respective owners.

(C) 2001  Prime Response, Inc., except as otherwise acknowledged.